SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2008

SERVICE 1ST BANCORP

(Exact name of registrant as specified in its charter)

CALIFORNIA	000-50323	32-0061893

(State or other jurisdiction of incorporation)	(File Number)	(I.R.S. Employer identification number)

60 West 10th Street, Tracy, California 95376

(Address of principal executive offices and zip code)

(209) 956-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01.	Other Events

Service 1st Bancorp (the “Company”) and Central Valley Community Bancorp (“Central”) each held special shareholder meetings on October 10, 2008 to vote on the principal terms of the Reorganization Agreement and Plan of Merger dated May 28, 2008, as amended (the “Merger Agreement”), by and among Central, Central Valley Community Bank, the Company and Service 1st Bank, providing for the merger of the Company with and into Central, the merger of Service 1st Bank with and into Central Valley Community Bank, and the transactions contemplated by the Merger Agreement. Shareholders of both the Company and Central approved the principal terms of the Merger Agreement at their respective special meetings and Central previously obtained approvals of the required regulatory applications with federal and state banking regulators.

The voting results of the special shareholder meeting for the Company were as follows: 1,452,877 (60.82%) of the shares entitled to vote at the Company’s special meeting voted in favor of the principal terms of the Merger Agreement, 14,941 shares (0.63%) voted against, and 8,767 (0.37%) abstained.

Subject to satisfaction of the closing conditions in the Merger Agreement, the Company and Central anticipate consummation of the transactions contemplated by the Merger Agreement to occur on or about November 12, 2008.

Item 9.01.	Financial Statements and Exhibits

	a.	Financial Statements

None.

	b.	Pro Forma Financial Information

None.

	c.	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2008

Service 1st Bancorp

By:	/s/ Robert E. Bloch

Executive Vice President
and Chief Financial Officer